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                                                                    EXHIBIT 10X

                              EMPLOYMENT AGREEMENT

     This Agreement (the "Agreement") made and entered into to be effective on the 1st day of January, 1997, by and between LTX Corporation, a corporation duly organized and existing under Massachusetts law, having a principal place of business located at LTX Park at University Avenue, Westwood, Massachusetts, ("Employer"), and Kenneth E. Daub, an individual resident of Los Gatos, California, ("Employee");

                              W I T N E S S E T H:

     WHEREAS, Employee has been employed by Employer for ten (10) continuous years in various capacities including the following: Vice President, Western Operations; Vice President, North American Sales; Senior Vice President, North American Sales; and Senior Vice President, North American Sales and Asia Pacific Operations; and

     WHEREAS, Employer desires to employ employee in a new capacity at its business location based in Westwood, Massachusetts; and

     WHEREAS, Employer and Employee wish to set forth their understanding concerning Employee's new employment position in the business conducted by the Employer.

     NOW, THEREFORE, in consideration of these premises and covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. TERM OF EMPLOYMENT. Employer hereby employs in the capacity, and under the title, of Senior Vice President, Business Development ("Senior Vice President") effective as of the date first set forth above (hereinafter called the "Employment Date"), and Employee hereby accepts such employment effective as of the Employment Date, on the terms and conditions hereinafter set forth. The initial term of this Agreement shall be one (1) year beginning on the Employment Date (the "Initial Term"), and thereafter the employment relationship shall be at will until terminated in accordance with one of the clauses of Paragraph 6 (such entire period being referred to hereinafter as the "Employment Period").

     2. SERVICES. In his capacity as Senior Vice President, the Employee shall be responsible for the day to day business and operations of the Employer's division, which shall include the performance of such duties consistent with his position as Senior Vice President as shall be specified by the Employer's President. During the Employment Period, the Employee shall devote his full working time and attention to the performance of his duties hereunder, and shall comply to the best of his abilities with all reasonable directions given him by the President of the Employer.


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     3. COMPENSATION.

          a. SALARY AND BONUS. As payment for the services to be rendered hereunder, and subject to the full performance of all such services, Employer shall pay to the employee a base salary (the "Base Salary") at the annual rate of $226,000, payable in conformity with the Employer's regular payroll dates for salaried personnel. In addition to the Base Salary, Employer shall pay to the Employee, within forty-five (45) days following the close of the fiscal year ending July 31, 1997 an annual cash bonus (the "Bonus") if the Company's income before income taxes and minority interest, without regard to inventory and restructuring charges ("Pretax Income") for fiscal 1997 is at least $1,100,000. The amount of the Bonus shall be $50,000 plus 1.667% of Pretax Income in excess of $1,100,000 up to a maximum total Bonus for fiscal 1997 of $150,000. During the Employment Period, the Compensation Committee of the Board of Directors of the Employer shall review the Base Salary and Bonus for the purpose of determining increases to the Base Salary and Bonus at the time of review of compensation of other executive officers of the Employer.

          b. SPECIAL BONUS, TERMINATION BY EMPLOYEE. In the event that a Change of Control (as hereinafter defined) shall occur, then the Employee may, at his election, terminate his employment hereunder and this Agreement upon written notice given at any time not earlier than six (6) months after nor later than twelve (12) months after the occurrence of such event. In the event the Employee voluntarily terminates his employment with Employer in accordance with the foregoing sentence, then at or before the Employee's last day of employment with the Employer, the Employer will pay to the Employee as compensation for services rendered to the Employer, a lump sum cash amount equal to the then current annual Base Salary. For the purposes of this provision a "Change of Control" shall be deemed to have taken place if (a) a party other than Employer or Employee, including a "Group" as defined in Section 13(d)(3) of the Securities Act of 1934, acquires shares of the Employer, with the result that such party then owns a majority of the total number of votes that may be cast for the election of directors of the Employer, or (b) as a result of any cash tender or exchange offer, merger or other business combination or transactions ("Transaction"), the persons who were directors of the Employer before the Transaction cease to constitute a majority of the Board of Directors of the Employer or any successor to the Employer.

          c. FRINGE BENEFITS. Employee shall be entitled to such fringe benefits as are set forth in the attached EXHIBIT A, which EXHIBIT A is incorporated by reference herein.

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     4. EXPENSES. Employer shall reimburse Employee for reasonable business expenses incurred in direct furtherance of the business of Employer in accordance with the Employer's standard expense policy.

     5. VACATIONS. Employee shall be entitled to an annual vacation of four (4) weeks in accordance with the Employer's standard policy, during which time his Base Salary shall be paid and his bonus compensation shall continue to accrue.

     6. TERMINATION. Notwithstanding the provisions of paragraph 1, Employee's employment under this Agreement shall terminate prior to the expiration of the Initial Term, or thereafter, under the following circumstances:

          a. DEATH: Upon the death of the Employee;

          b. DISABILITY: Upon the permanent disability of the Employee. For purposes of this Section 6.b "permanent disability" shall mean the substantial inability of the Employee, due to illness or physical or mental disability, to perform his duties as an officer or employee if such inability is likely to continue for a period of more than one hundred eighty (180) continuous days. The determination of permanent disability shall be made by mutual agreement of the parties or, if they cannot agree, by a physician or psychiatrist acceptable to both the Employer and Employee. If the parties cannot agree upon the selection of a physician or psychiatrist, each shall select an arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association, and such arbitrator shall select a physician or psychiatrist. In either case, the opinion of such physician or psychiatrist shall be binding on and non-appealable by the parties. The Employer or Employee may request an examination, and the Employee shall submit to examination at reasonable times and under reasonable conditions. For purposes hereof, a continuous period of incapacity shall be deemed interrupted when the employee returns to substantially full-time work for a continuous period of at least five (5) business days;

          c. BY THE EMPLOYEE UPON A CHANGE OF CONTROL: Upon an election by the Employee to terminate this Agreement following a Change of Control, as provided in Paragraph 3.b;

          d. BY THE EMPLOYEE UPON WRITTEN NOTICE: Upon thirty (30) days prior written notice by Employee;

          e. BY THE EMPLOYER FOR CAUSE: The Employer shall have the right to terminate this Agreement and Employee's employment for cause immediately and without prior written notice. For purposes of this Paragraph 6.e, the following shall constitute "cause" for termination by the Employer:


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               (1)  Employee's repeated or willful failure or unwillingness to perform the responsibilities of his position or such duties and responsibilities as shall be reasonably assigned to him by the Employer's President;

               (2) theft, embezzlement, fraud, or other criminal conduct or dishonesty occurring in connection with the Employee's performance of his duties hereunder;

               (3) Employee's prolonged or repeated unexcused absences from duty without the consent of the Employer;

               (4) willful violation by the Employee of any material provision of this Agreement or violation of any written policy of the Employer.

Upon termination of the Employee's employment for cause or under any of the circumstances described in Paragraphs 6.a, 6.b or 6.d, the Employee shall be entitled to receive only his Base Salary through the date of termination of employment, and the Employee shall not be entitled to any other or further compensation, bonus, severance or other fringe benefits except as otherwise explicitly provided by law.

          f. BY THE EMPLOYER WITHOUT CAUSE: The Employer may at any time upon thirty (30) days prior written notice or payment in lieu of notice terminate the Employee's employment without cause. In the event of a termination without cause during the Initial Term, the Employee shall continue to receive his Base Salary for the remainder of the Initial Term, and the Employee shall receive in addition thereto severance payments at his then Base Salary for a period of one year beyond the Initial Term. If the Employer terminates the Employee's employment without cause after the Initial Term, then, notwithstanding that the employment may be otherwise "at will", the Employee shall receive severance payments at his then Base Salary for a period of one year from the date of termination. Notwithstanding any other provision of this Paragraph 6.f, it shall be a condition of the Employee's receipt of severance payments under this Paragraph that, upon termination, the Employee execute a general release of claims against the Employer in a form reasonably satisfactory to counsel for the Employer.

     7. NON-COMPETITION. During the Employment Period and for a period of six
(6) months following the end of the Employment Period, Employee shall not, directly or indirectly (as owner, partner, director, trustee, agent, employee or otherwise), establish or engage in any business which sells any item of manufacture which is similar to or used in connection with the products manufactured by Employer during the one (1) year period ending on the date of termination of this Agreement. The Employee will not be deemed


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to have breached his obligations under this Paragraph 7 if (i) he shall have notified the Employer in writing at least thirty (30) days prior to any proposed new employment, investment or other business relationship of the name of the proposed new employer or person, firm, corporation, association or other entity and the nature of his duties, investment or business relationship, and (ii) the Employer shall have failed to notify him in writing within fifteen (15) days after its receipt of such notice from him that it considers such employment, investment or relationship in violation of any provision of this Paragraph 7; or if, in the case of passive ownership only, the Employee's equity interest in the aggregate is less than ten percent (10%) of the value of all outstanding shares of capital stock or other evidence of equitable ownership of such person, firm, corporation, association, or other entity, whether such class of equitable ownership is privately held or publicly traded.

     8. NON-INTERFERENCE WITH EMPLOYEES. During the Employment Period and for a period of one (1) year from the end of the Employment Period, the Employee will not, without the Employer's prior written approval, engage the services of any employee of the Employer, whether as employee, consultant, agent or otherwise, for any business (other than the business of Employer) in which he might be associated as owner, stockholder, partner, consultant, employee, agent or otherwise.

     9. NON-INTERFERENCE WITH CUSTOMERS. During the Employment Period, and for a period of six (6) months following the end of the Employment Period, the Employee agrees not, without the Employer's prior written approval, to perform services (other than in the capacity as agent of the Employer), whether as an employee, consultant, agent, or otherwise, for any then-existing customer or client of the Employer.

     10. CONFIDENTIAL INFORMATION. The Employee agrees never, directly or indirectly, to use, publish, disseminate or otherwise disclose any confidential information without the prior written consent of the Employer. For the purposes of this Agreement, "confidential information" shall mean that secret proprietary information of the Employer of whatever kind or nature disclosed to or known by the Employee (whether or not invented, discovered or developed by the Employee) as a consequence of or through his employment by the Employer, including, without limitation, sources of supply and material, operating and other cost data, lists of present, past or prospective clients or customers, pricing information, and records of the Employer, particularly those legended or otherwise identified by the Employer as confidential information.

     11. RETURN OF DOCUMENTS. Upon termination of the Employee's employment for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, lists of present,


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past or prospective clients or customers, client or customer proposals, invitations to submit proposals, price lists and data relating to pricing of the Employer's products and services, records, notebooks and similar repositories of or containing confidential information, including all copies thereof, then in the Employee's possession or control, whether prepared by the Employee or others, will be left with or forthwith returned by the Employee to the Employer.

     12. SURVIVAL; REMEDIES. The duties and obligations of Employee under Paragraphs 7 through 11, inclusive, of this Agreement shall survive the termination of the Employee's employment with the Employer. The Employee acknowledges that a remedy at law for any breach or threatened breach by the Employee of Paragraphs 7 through 11 of this Agreement may be inadequate, and the Employee therefore agrees that the Employer shall be entitled, without limiting any other of its legal rights, to injunctive relief and other equitable remedies in case of any such breach or threatened breach.

     13. RESTRICTION AGAINST EMPLOYEE ASSIGNMENT. The services to be rendered by Employee pursuant to this Agreement are personal in nature and therefore the Employee shall not assign or transfer this Agreement or any rights or obligations hereunder without the written consent of Employer.

     14. NOTICES. All notices required hereunder or voluntarily given shall be in writing and shall be deemed given when personally delivered or when sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party for which it is intended at their following respective address, or at such other address as either party may designate to the other by like notice:

     If to Employer:   Attn: President
                       LTX Corporation
                       5 Rosemont Road
                       Westwood, Massachusetts 02090

     If to Employee:   Kenneth E. Daub
                       145 Teresita Way
                       Los Gatos, California 95032

     15. GOVERNING LAW. This Agreement shall be construed and governed by the laws of the Commonwealth of Massachusetts exclusive of conflict of law principles.

     16. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any provision contained in this Agreement shall for any reason be held to be excessively broad as to duration,


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geographical scope, activity or subject matter, such provision shall be construed by limiting and reducing it by the minimum extent necessary to render it enforceable under applicable law.

     17. BENEFIT; PERSONS BOUND. This Agreement shall inure to the benefit of and bind the Employer and Employee and their respective heirs, executors, administrators, successors and permitted assigns, if any.

     18. CONSTRUCTION. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

     19. ARBITRATION. In the event of any dispute between the parties hereto arising out of the Employee's employment or relating to the validity, construction, enforcement or performance of this Agreement, such dispute shall be settled by arbitration before a single arbitrator conducted at Boston, Massachusetts, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on all parties thereto, and judgment upon any award entered in such proceeding may be entered in any court having jurisdiction thereof. Each party to such arbitration shall pay one-half of all costs and expenses of such arbitration and each such party shall pay their respective attorneys' fees. The determination of the arbitrator shall be conclusive on the matter of which party is successful for purposes hereof.

     In no event, however, shall this Paragraph 19 be deemed to preclude a party hereto from instituting legal action seeking relief in the nature of a restraining order, an injunction or the like in order to protect his or its rights pending the outcome of an arbitration hereunder. With respect to matters submitted to arbitration other than claims for payment of monies due, the parties shall continue to perform their obligations hereunder relative to said matters pending resolution of the dispute by arbitration.

     20. INDEMNIFICATION. During and after the term of this Agreement, the Employer will indemnify the Employee against all claims brought against him which arise in the course of his employment by the Employer pursuant to this Agreement to the maximum extent permitted under the laws of the Commonwealth of Massachusetts, notwithstanding any provision of the By-laws of the Employer or any action by the Board of Directors of the Employer, either before or after the Employment Date, which is to the contrary or inconsistent with this provision. This Paragraph 20 shall survive termination of the Agreement except a termination For Cause based upon the same facts as those based on which the claim against the Employee is made for which he seeks indemnification.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


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                                       EMPLOYER:

                                       LTX CORPORATION



                                       BY:
                                          --------------------------------------
                                            Roger W. Blethen
                                            President and CEO



                                       EMPLOYEE:



                                       BY:
                                          --------------------------------------
                                            Kenneth E. Daub,
                                            Individually



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                                   EXHIBIT A
                                   ---------


                                 FRINGE BENEFITS
                                 ---------------

The Employer shall provide the Employee with the following benefits during the term of this Agreement:

(i) Health and disability insurance under such policies or plans as the Employer may adopt, which policies or plans shall provide coverage comparable to the coverage provided by Employer for the other senior executive level employees of the Employer;

(ii) An automobile, comparable in value to automobiles furnished to other senior executive level employees of the Employer, plus payment of all insurance premiums, maintenance costs and gasoline charges incurred by the Employee while engaged in the performance of his duties as Employee hereunder;

(iii) An office and staffing commensurate with the office and staffing furnished to other senior executive level employees of the Employer;

(iv) Payment or reimbursement to Employee of all reasonable moving and job relocation expenses (including income tax liability of Employee, if any, incurred by Employee by reason of such payment or reimbursement, and the cash payment for income tax thereof) incurred by Employee relating to a change of his principal address from Los Gatos, California to the Boston, Massachusetts metropolitan area, and from the Boston, Massachusetts metropolitan area to Los Gatos, California, provided the latter relocation to Los Gatos, California occurs during the Employment Period or within twelve (12) months after the Employment Period;

(v) Such policies or plans of life insurance as Employee may adopt from time to time having coverage amounts and limits comparable to that provided by Employer to other senior executive level employees of the Employer; and

(vi) Employer shall provide such other fringe benefits to Employee comparable to those provided from time to time by Employer to other senior executive level employees of the Employer.